March 17, 2022 VIA E-MAIL Hamza Suria hamza@anaptysbio.com Re: Terms of Separation Dear Hamza: This letter confirms the agreement (“Agreement”) between you and AnaptysBio, Inc. (the “Company”) concerning the terms of your separation and offers you the Separation Compensation we discussed in exchange for a general release of claims and covenant not to sue. 1. Separation Date: March 20, 2022 is your last day of employment with the Company (the “Separation Date”). Effective as of the Separation Date, you will be deemed to have resigned from all officer and director positions with the Company and all subsidiaries thereof without the need of acceptance or any further action by the Company. 2. Acknowledgment of Payment of Wages; Expenses: By your signature below, you acknowledge that on the Separation Date, the Company will provide you with a final paycheck for all wages, salary, reimbursable expenses, accrued vacation benefits, and any similar payments due to you from the Company as of the Separation Date. By signing below, you acknowledge that the Company does not owe you any other amounts except as set forth below in this Agreement. 3. Separation Compensation: In exchange for your agreement to the general release and waiver of claims and covenant not to sue set forth below and your other promises herein, the Company agrees to provide you with the following: a. Severance: The Company agrees to continue to pay you your current base salary of $603,000 per year for a period of twelve (12) months following the Separation Date, less applicable state and federal payroll deductions (“Salary Continuation Payments”), provided that the Salary Continuation Payments will commence on the first regular Company payroll date following the Effective Date of this Agreement, with the first payment thereof including a catch- up payment covering the amount that would have otherwise been paid during the period between the Separation Date and the first payment date but for the application of this provision. b. COBRA. The Company will reimburse you directly for payments you make to the Company’s insurance provider of the premium for COBRA continuation coverage for you and your family (upon receipt of proof of payment from you) through the earlier of: (i) the twelve (12) month anniversary of the Separation Date; and (ii) the date you become eligible for health insurance with a new employer.

c. Consultancy: Pursuant to the terms of the consulting agreement attached hereto as Exhibit A (the “Consulting Agreement”), the Company agrees to engage you as a consultant effective immediately following the Separation Date until the twelve-month anniversary of the effective date of the Consulting Agreement (the “Consultancy”). d. Equity. i. Your Company stock options shall continue to vest during the term of the Consultancy and continue to be governed by the stock option agreements that you entered into with the Company and applicable equity incentive plan under which the stock options were granted. For the avoidance of doubt, any performance-based stock options remain subject to any and all performance-based requirements set forth therein. Per the stock option agreements, you will have three (3) months following the termination of the Consultancy to exercise any then- unexercised vested shares. After this date, you will no longer have a right to exercise your Company stock options as to any shares. However, please note that if you do not exercise your unexercised vested shares within three (3) months of the Separation Date, the unexercised vested shares will cease to have incentive stock option status and will instead be considered nonqualified stock options. Please consult your accountant or tax advisor with respect to this matter. ii. In the event that the Company terminates your Consultancy without Cause (as defined below) upon the occurrence of, or within the 12 months immediately following, the effective date of a Corporate Transaction (as defined in the Company’s 2017 Equity Incentive Plan (the “2017 Plan”)), and if you furnish to the Company an executed waiver and release of claims in favor of the Company in such form prescribed by the Company (a “Release”) within the time period specified therein, but in no event later than 45 days following the termination of your Consultancy, and if you allow such Release to become effective in accordance with its terms, then you shall be entitled to accelerated vesting of all of your then-unvested Company equity awards, such that you shall become vested in 100% of the shares subject to all such equity awards on the effective date of the Release; provided, however, that the vesting of any performance-based awards shall be as if all applicable performance criteria were achieved at target levels unless provided otherwise in the applicable performance-based award agreements. iii. For purposes of this Agreement “Cause” shall mean the occurrence of any one or more of the following: (i) your commission of any crime involving fraud, dishonesty or moral turpitude; (ii) your attempted commission of or participation in a fraud or act of dishonesty against the Company that results in (or might have reasonably resulted in) material harm to the business of the Company; (iii) your intentional, material violation of any contract or agreement between you and the Company or any statutory duty you owe to the Company; or (iv) your conduct that constitutes gross insubordination, incompetence or habitual neglect of duties and that results in (or might have reasonably resulted in) material harm to the business of the Company; provided, however, that the action or conduct described in clauses (iii) and (iv) above will constitute “Cause” only if such action or conduct continues after the Company has provided you with written notice thereof and thirty (30) days to cure, or otherwise remedy to the extent possible under your direct control, the same. An occurrence of “Cause” as set forth in the preceding sentence shall be based upon a good faith determination by the Board. Your Disability (as defined in the 2017 Plan) shall not constitute Cause as set forth herein. The determination that a termination is for Cause shall be by the Board in its sole and exclusive judgment and discretion.

By signing below, you acknowledge that you are receiving the Separation Compensation for waiving your rights to claims referred to in this Agreement, that you would not otherwise be entitled to the Separation Compensation, and that the Separation Compensation fully satisfies any severance obligations owed to you by the Company pursuant to the Employment Agreement that you entered into with the Company on January 26, 2018 (the “Employment Agreement”) or otherwise. 4. Return of Company Property: You hereby represent and warrant to the Company that, no later than the termination date of the Consultancy, or sooner if requested by the Company, you will return to the Company all property or data of the Company of any type whatsoever that has been in your possession or control. 5. Proprietary Information: You hereby acknowledge that: (a) you are bound by the Proprietary Information and Inventions Agreement (the “PIIA,” attached hereto as Exhibit B); (b) as a result of your employment with the Company, you have had access to the Company’s proprietary and/or confidential information, and you will continue to hold all such information in strictest confidence and not make use of it on behalf of anyone; and (c) you must, and by your signature below confirm that, no later than the termination date of the Consultancy, you will deliver to the Company all documents and data of any nature containing or pertaining to such information, and not take with you, or otherwise retain in any respect, any such documents or data or any reproduction thereof. 6. General Release and Waiver of Claims: a. The payments and promises set forth in this Agreement are in full satisfaction of all accrued salary, vacation pay, bonus and commission pay, profit-sharing, stock, stock options or other ownership interest in the Company, termination benefits or other compensation to which you may be entitled by virtue of your employment with the Company or your separation from the Company. To the fullest extent permitted by law, you hereby release and waive any other claims you may have against the Company and its owners, agents, officers, shareholders, employees, directors, attorneys, subscribers, subsidiaries, affiliates, successors and assigns (collectively “Releasees”), whether known or not known, including, without limitation, claims under any employment laws, including, but not limited to, claims of unlawful discharge, breach of contract, breach of the covenant of good faith and fair dealing, fraud, violation of public policy, defamation, physical injury, emotional distress, claims for additional compensation or benefits arising out of your employment or your separation of employment, claims under Title VII of the 1964 Civil Rights Act, as amended, the California Fair Employment and Housing Act and any other laws and/or regulations relating to employment or employment discrimination, including, without limitation, claims based on age or under the Age Discrimination in Employment Act or Older Workers Benefit Protection Act, and/or claims based on disability or under the Americans with Disabilities Act. a. By signing below, you expressly waive any benefits of Section 1542 of the Civil Code of the State of California, which provides as follows: “A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO

EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.” b. You and the Company do not intend to release claims that you may not release as a matter of law, including but not limited to claims for indemnity under California Labor Code Section 2802, or any claims for enforcement of this Agreement. To the fullest extent permitted by law, any dispute regarding the scope of this general release shall be determined by an arbitrator under the procedures set forth in the arbitration clause below. 7. Covenant Not to Sue: a. To the fullest extent permitted by law, at no time subsequent to the execution of this Agreement will you pursue, or cause or knowingly permit the prosecution, in any state, federal or foreign court, or before any local, state, federal or foreign administrative agency, or any other tribunal, of any charge, claim or action of any kind, nature and character whatsoever, known or unknown, which you may now have, have ever had, or may in the future have against Releasees, which is based in whole or in part on any matter released by this Agreement. b. Nothing in this section shall prohibit or impair you or the Company from complying with all applicable laws, nor shall this Agreement be construed to obligate either party to commit (or aid or abet in the commission of) any unlawful act. 8. Protected Rights: You understand that nothing in this Agreement, limits your ability to file a charge or complaint with the Equal Employment Opportunity Commission, the National Labor Relations Board, the Occupational Safety and Health Administration, the Securities and Exchange Commission or any other federal, state or local government agency or commission (“Government Agencies”). You further understand that this Agreement does not limit your ability to communicate with any Government Agencies or otherwise participate in any investigation or proceeding that may be conducted by any Government Agency, including providing documents or other information, without notice to the Company. This Agreement does not limit your right to receive an award for information provided to any Government Agencies. 9. Nondisparagement: You agree that you will not disparage Releasees or their products, services, agents, representatives, directors, officers, shareholders, attorneys, employees, vendors, affiliates, successors or assigns, or any person acting by, through, under or in concert with any of them, with any written or oral statement. Nothing in this section shall prohibit you from providing truthful information in response to a subpoena or other legal process. 10. Arbitration: Except for any claim for injunctive relief arising out of a breach of a party’s obligations to protect the other’s proprietary information, the parties agree to arbitrate, in San Diego, California through JAMS, any and all disputes or claims arising out of or related to the validity, enforceability, interpretation, performance or breach of this Agreement, whether sounding in tort, contract, statutory violation or otherwise, or involving the construction or application or any of the terms, provisions, or conditions of this Agreement. Any arbitration may be initiated by a written demand to the other party. The arbitrator’s decision shall be final, binding, and conclusive. The parties further agree that this Agreement is intended to be strictly construed to provide for arbitration as the sole and exclusive means for resolution of all disputes hereunder to the fullest extent permitted by law. The parties expressly waive any entitlement to have such controversies decided by a court or a jury. 11. Attorneys’ Fees: If any action is brought to enforce the terms of this Agreement, the prevailing party will be entitled to recover its reasonable attorneys’ fees, costs and expenses from the other party, in addition to any other relief to which the prevailing party may be entitled. 12. No Admission of Liability: This Agreement is not and shall not be construed or contended by you to be an admission or evidence of any wrongdoing or liability on the part of Releasees, their representatives, heirs, executors, attorneys, agents, partners, officers, shareholders, directors, employees, subsidiaries, affiliates, divisions, successors or assigns. This Agreement shall be afforded the maximum protection allowable under California Evidence Code Section 1152 and/or any other state or federal provisions of similar effect. 13. Excise Tax. If any payment or benefit you would receive pursuant to this Agreement or any other agreement (“Payment”) would (i) constitute a “Parachute Payment” within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”), and (ii) but for this sentence, be subject to the excise tax imposed by Section 4999 of the Code (the “Excise Tax”), then such Payment shall be equal to the Reduced Amount. The “Reduced Amount” shall be either (x) the largest portion of the Payment that would result in no portion of the Payment being subject to the Excise Tax or (y) the largest portion, up to and including the total of the Payment, whichever amount, after taking into account all applicable federal, state and local employment taxes, income taxes, and the Excise Tax (all computed at the highest applicable marginal rate), results in your receipt, on an after-tax basis, of the greatest economic benefit notwithstanding that all or some portion of the Payment may be subject to the Excise Tax. If a reduction in payments or benefits constituting Parachute Payments is necessary so that the Payment equals the Reduced Amount, reduction shall occur in the manner that results in the greatest economic benefit for you. If more than one method of reduction will result in the same economic benefit, the items so reduced will be reduced pro rata. In the event it is subsequently determined by the Internal Revenue Service that some portion of the Reduced Amount (as determined pursuant to clause (x) in the preceding paragraph) is subject to the Excise Tax, you agree to promptly return to the Company a sufficient amount of the Payment so that no portion of the Reduced Amount is subject to the Excise Tax. For the avoidance of doubt, if the Reduced Amount is determined in accordance with clause (y) in the preceding paragraph, you will have no obligation to return any portion of the Payment pursuant to the preceding sentence. Unless you and the Company agree on an alternative accounting or law firm, the accounting firm then engaged by the Company for general tax compliance purposes shall perform the foregoing calculations. If the accounting firm so engaged by the Company is serving as accountant or auditor for the individual, entity or group effecting the Change in Control, the Company shall appoint a nationally recognized accounting, law or consulting firm to make the determinations required hereunder. The Company shall bear all expenses with respect to the determinations by such accounting, law or consulting firm required to be made hereunder. The Company shall use commercially reasonable efforts such that the accounting, law or consulting firm engaged to make the determinations hereunder shall provide its calculations, together with detailed supporting documentation, to you and the Company within 15 calendar days after the date on which your right to a Payment is triggered (if requested at that time by you or the Company) or such other time as requested by you or the Company. 14. Complete and Voluntary Agreement: This Agreement, together with the PIIA and any agreements that you have entered into with the Company concerning your equity interests in the Company, constitute the entire agreement between you and Releasees with respect to the subject matter hereof and supersedes all prior negotiations and agreements, whether written or oral, relating to such subject matter, including the Employment Agreement. You acknowledge that neither Releasees nor their agents or attorneys have made any promise, representation or warranty whatsoever, either express or implied, written or oral, which is not contained in this Agreement for the purpose of inducing you to execute the Agreement, and you acknowledge that you have executed this Agreement in reliance only upon such promises, representations and warranties as are contained herein, and that you are executing this Agreement voluntarily, free of any duress or coercion. 15. Severability: The provisions of this Agreement are severable, and if any part of it is found to be invalid or unenforceable, the other parts shall remain fully valid and enforceable. Specifically, should a court, arbitrator, or government agency conclude that a particular claim may not be released as a matter of law, it is the intention of the parties that the general release, the waiver of unknown claims and the covenant not to sue above shall otherwise remain effective to release any and all other claims. 16. Modification; Counterparts; Facsimile/PDF Signatures: It is expressly agreed that this Agreement may not be altered, amended, modified, or otherwise changed in any respect except by another written agreement that specifically refers to this Agreement, executed by authorized representatives of each of the parties to this Agreement. This Agreement may be executed in any number of counterparts, each of which shall constitute an original and all of which together shall constitute one and the same instrument. Execution of a facsimile or PDF copy shall have the same force and effect as execution of an original, and a copy of a signature will be equally admissible in any legal proceeding as if an original. 17. Review of Separation Agreement: You understand that you may take up to twenty- one (21) days to consider this Agreement and, by signing below, affirm that you were advised to consult with an attorney prior to signing this Agreement. You also understand you may revoke this Agreement within seven (7) days of signing this document. 18. Effective Date: This Agreement is effective on the eighth (8th) day after you sign it and without revocation by you (the “Effective Date”). 19. Governing Law: This Agreement shall be governed by and construed in accordance with the laws of the State of California. If you agree to abide by the terms outlined in this letter, please sign this letter below and return it to me. I wish you the best in your future endeavors. Sincerely,

ANAPTYSBIO, INC. By:/s/James Topper Jamie Topper Chairman READ, UNDERSTOOD AND AGREED /s/Hamza Suria Date: March 18, 2022 Hamza Suria